                                   EXHIBIT 2

Plan of acquisition, reorganization, arrangement, liquidation or succession. Attached hereto.


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
                     GOVERNMENT OF THE DISTRICT OF COLUMBIA
                 DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
                       BUSINESS REGULATION ADMINISTRATION


                          [DISTRICT OF COLUMBIA SEAL]


                                  CERTIFICATE


THIS IS TO CERTIFY that all applicable provisions of the DISTRICT

OF COLUMBIA BUSINESS CORPORATION ACT have been complied with and accordingly, this CERTIFICATE of MERGER is hereby issued to

COMMERCIAL INDEMNITY UNDERWRITERS, INC. (UNQUALIFIED DE CORP.)
                    MERGED INTO
V-TWIN ACQUISITIONS, INC.
(DC CORP.)
as of JULY 10TH, 1998.



                                        Dwight H. Reeves
                                        Interim Director


                                        Patricia A. Montgomery
                                        Administrator
                                        Business Regulation Administration



                                        /s/ William L. Ables, Jr.
                                        ----------------------------------------
                                            William L. Ables, Jr.
                                        Act. Asst. Corporate Program Manager
                                         Corporations Division



Marion Barry, Jr.
Mayor

            ARTICLES OF MERGER OF DOMESTIC AND FOREIGN CORPORATIONS


TO:  DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
     BUSINESS REGULATION ADMINISTRATION
     CORPORATIONS DIVISION
     614 H STREET, N.W.  ROOM 407
     WASHINGTON, D.C.  20001


     Pursuant to the provisions of Title 29, Chapter 9 of the Code of Laws of the District of Columbia, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: The names of the undersigned corporations and the States, including the District of Columbia, under the laws of which they are respectively organized are:


Name of Corporations                          State
--------------------                          -----
Commercial Indemnity Underwriters, Inc.         DE

V-Twin Acquisitions, Inc.                       DC


SECOND: The laws of the State under which such foreign corporation is organized permit such merger are the laws of the State of Delaware.

THIRD: The name of the surviving corporation is V-Twin Acquisitions, Inc. and it is governed by the laws of the District of Columbia.

FOURTH: The following Plan of Merger was approved by the shareholders of the undersigned Domestic Corporation in the manner prescribed by the Code of Laws of the District of Columbia, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized. Plan of Merger is attached hereto as Exhibit "A".

FIFTH: The merger received an affirmative vote as a class of the holders of at least 2/3rds of the outstanding shares of each class of shares entitled to vote as a class.

SIXTH: The surviving corporation be governed by the laws of the District of Columbia, and it agrees (a) that it may be served with process in the District of Columbia in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (b) irrevocably appoints the Corporations Division for the District of Columbia as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provision of the Code of Laws of the District of Columbia, with respect to the rights of dissenting shareholders.

DATE: July 9, 1998                      Commercial Indemnity Underwriters, Inc.
                                        A Delaware Corporation




                                        BY:  /s/ Clara Cespedes
                                           -------------------------------------
                                                 Clara Cespedes, President


(Corporate Seal)




DATE: July 9, 1998                      V-Twin Acquisitions, Inc.
                                        A District of Columbia Corporation



                                        BY:  /s/ Sebastian Davila
                                           -------------------------------------
                                                 Sebastian Davila, President


(Corporate Seal)

                                                                       Exhibit A

                          PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER is entered into and is effective this 9th day of July, 1998, by and between V-Twin Acquisitions, Inc., a District of Columbia corporation (hereinafter called "V-Twin") and Commercial Indemnity Underwriters, Inc., a Delaware corporation, (hereinafter called "CIU").



                              W I T N E S S E T H:



     WHEREAS, V-Twin has an authorized capital stock consisting of 25,000,000 shares of Class A common stock, $.001 par value per share, 25,000,000 shares of Class B common stock, $.001 par value per share, of which 1,000,000 shares (808,727 Class A and 191,273 Class B) have been duly issued and are outstanding (the "Common Stock"), and 2,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding, and

     WHEREAS, CIU has an authorized capital stock consisting of 1,666,667 shares of common stock, par value $.001 per share, of which 1,000,000 shares have been duly issued and are now outstanding (the "Common Stock"), and

     WHEREAS, V-Twin and CIU desire to adopt a plan and agreement of merger pursuant to the provisions of Section 386(a)(1)(f) of the Internal Revenue Code of 1954, as amended (the "Code"), upon the terms and conditions as contained in this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and of the respective agreements set forth below and in order to consummate this Plan and Agreement of Merger, the parties hereto agree as follows:

     1.  Merger.  CIU shall merge into V-Twin, with V-Twin surviving.

     2. Effective Date. This Plan and Agreement of Merger shall become effective as of the date first stated above, being hereinafter called the Effective Date.

     3. Surviving Corporation. V-Twin shall survive the merger herein contemplated and shall continue to be governed by the laws of the District of Columbia, and the separate corporate existence of CIU shall cease forthwith upon the Effective Date.

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     4. Certificate of Incorporation.  The Certificate of Incorporation of the
District of Columbia Corporation set forth as Exhibit "A" hereto shall be the composite Certificate of Incorporation of V-Twin.

     5. Bylaws. The Articles of Incorporation of V-Twin shall be the Articles of Incorporation of the merged V-Twin following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     6. Authorized Capital. The authorized capital stock of V-Twin following the Effective Date shall be 25,000,000 Class A shares having $.001 par value per share, and 25,000,000 Class B shares of common stock having $.001 par value per share, with the Class A shares having one vote for one share, and the Class B shares having one vote for each 100 shares, unless and until the same shall be changed in accordance with the laws of the District of Columbia, and 2,000,000 shares of Preferred stock, $.001 par value, to be designated at the discretion of the Board of Directors of V-Twin.

     7. Further Assurance of Title. If at any time V-Twin shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the District of Columbia Corporation any right, title, or interest which CIU held immediately prior to the Effective Date, CIU and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the District of Columbia Corporation as shall be necessary to carry out the purposes of this Plan and Agreement of Merger, and V-Twin and the proper officers and directors hereof are fully authorized to take any and all such action in the name of CIU or otherwise.

     8. Pro Rata Conversion of Outstanding Stock. Forthwith upon the Effective Date, each of the issued and outstanding shares of CIU common stock and all rights in respect thereof shall be converted into the following classes of V-Twin Stock: 808,727 Class A and 191,273 Class B, equal to one fully paid and non assessable share of V-Twin Class A or Class B Common Stock, and each certificate nominally representing the Class A and Class B shares of V-Twin Common Stock shall for all purposes be deemed to evidence the ownership of a like manner of shares of CIU Common Stock.

     9. Officers and Directors. The officers and directors of V-Twin shall remain the same following the Effective Date, until the next annual meeting of shareholders and directors of V-Twin.

     10. Book Entries. The merger contemplated herein shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of the District of Columbia Corporation in accordance with the following:

         (a) The assets and liabilities of the CIU shall be recorded on the books of V-Twin at the amounts at which they are carried on the books of the Delaware corporation immediately prior to the Effective Date with appropriate adjustment to V-Twin.

         (b) There shall be credited to the Capital Account of V-Twin an amount equal to that carried on the Capital Account of CIU immediately prior to the Effective Date.

         (c) There shall be credited to the Retained Earnings Account of V-Twin an amount equal to that carried on the Retained Earnings Account of CIU immediately prior to the Effective Date.

     11. Notices. Any notice or other communication required or permitted hereunder shall be properly given when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraphic company for transmittal, charges prepaid, addressed:

         (a)  In the case of V-Twin to:

              Sebastian Davila
              1155 Connecticut Avenue, NW, Suite 300
              Washington, DC 20036


or to such other person or address as V-Twin may from time to time furnish to CIU.

         (a)  In the case of CIU to:

              Clara Cespedes
              11708 Bowman Green Drive - 1st Floor
              Reston, Virginia  20190

or to such other persons or address as CIU may from time to time furnish to V-Twin.

     12. Submission to Shareholders. Both parties warrant that this Plan and Agreement of Merger has been submitted separately for approval to the shareholders of the constituent corporations in the


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manner provided by the laws of the District of Columbia and the State of
Delaware.

     13. Termination. This Plan and Agreement of Merger may not be terminated or abandoned by action of the Board of Directors of V-Twin or CIU subsequent to the Effective Date, or after approval by the shareholders of the constituent corporations.

IN WITNESS WHEREOF, an authorized representative of each of the constituent corporations has executed this Plan and Agreement of Merger effective as of the date written above.


                                        V-Twin Acquisitions, Inc.
                                        a District of Columbia corporation




                                        BY:  /s/ Sebastian Davila
                                           -------------------------------------
                                                 Sebastian Davila, President




                                        Commercial Indemnity Underwriters, Inc.
                                        a Delaware corporation



                                        BY:  /s/ Clara Cespedes
                                           -------------------------------------
                                                 Clara Cespedes, President


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